United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 5, 2025

Date of Report (Date of earliest event reported)

Evergreen Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41271	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lot 1.02, Level 1,

Glo Damansara, 699,

Jalan Damansara, Taman Tun Dr Ismail,

60000 Kuala Lumpur, Malaysia

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: +1 786 406 6082

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	EGUVF	OTC Pink
Warrants	EGSVF	OTC Pink
Units	EGRVF	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Business Combination Agreement

On June 5, 2025, Evergreen Corporation (the “Company” or “we” or “our” or “us”) received a Notice of Termination to the Agreement and Plan of Merger, dated September 5, 2024, amended and restated on or about September 18, 2024, by and among the and the Company, Evergreen Merger Corporation, Evergreen Merger Sub Inc., Forekast Limited and Forekast International Sdn. Bhd. (“Forekast”)(the “Business Combination Agreement”). Forekast terminated the Business Combination Agreement pursuant to Section 12.1(d)(i) therein as the Merger was not consummated prior to February 28, 2025.

As a result of the termination of the Business Combination Agreement, the Business Combination Agreement is void and there is no liability under the Business Combination Agreement on the part of any party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2025

EVERGREEN CORPORATION

By:	/s/ Liew Choon Lian
Name:	Liew Choon Lian
Title:	Chief Executive Officer